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EXHIBIT 4.85

                              BRIDGE LOAN AGREEMENT

      THIS BRIDGE LOAN AGREEMENT, dated as of December 15, 2006, is entered into by and between BRILLIANT TECHNOLOGIES CORPORATION, a Delaware corporation with headquarters located at 211 Madison Avenue, New York, New York (the "Company"), and the entity named on an executed counterpart of the signature page hereto (the "Buyer").


                                   WITNESSETH:

      WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

      WHEREAS, the Buyer wishes to lend funds in the amount of the Purchase Price (as defined below) to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the repayment of which will be represented by a Promissory Note of the Company (the "Note"), on the terms and conditions referred to herein; and

      WHEREAS, in connection with the loan to be made by the Buyer, the Company has agreed to issue the Note and the Warrant (as defined below) to the Buyer;

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      AGREEMENT TO PURCHASE; PURCHASE PRICE.

      A.    PURCHASE.

            (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements (as defined below), the Buyer hereby agrees to loan to the Company the principal amount specified on the Buyer's signature page of this Agreement (the "Purchase Price").

            (ii) The obligation to repay the loan of the relevant Purchase Price from the Buyer shall be evidenced by the Company's issuance of one or more Notes to the Buyer in the principal amount of One Hundred Three (103%) of the Purchase Price paid by the Buyer. Each Note shall be payable on the date which is the earlier of (i) January 15, 2007, or (ii) the date on on which the New Transaction Threshold (as defined in the Note) occurs. Each Note, which shall be shall be in the form of ANNEX I annexed hereto.

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            (iii) In consideration of the loan to be made by the Buyer, the
Company will issue to the Buyer the Warrant to purchase the number of shares of Common Stock of the Company ("Common Stock") as provided in Section 4 hereof.

            (iv) The loan to be made by the Buyer and the issuance of the Note and the Warrant to the Buyer and the other transactions contemplated hereby are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Securities (as defined below), and are referred to collectively as the "Transactions."

            B. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

            "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

            "Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

            "Certificate of Incorporation Amendment" means an amendment to the Company's Certificate of Incorporation to increase the authorized capital stock of the Company in an amount sufficient such that all shares of Common Stock subject to the Warrants can be issued upon exercise of the Warrants.

            "Certificate of Incorporation Amendment Filing Date" means the date the Company files with the Secretary of State of Delaware the Certificate of Incorporation Amendment.

            "Certificates" means the ink-signed Note and the Warrant, each duly executed by the Company and issued on the Closing Date in the name of the Buyer.

            "Closing Date" means the date of the closing of the Transactions, as provided herein. "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

            "Conversion Shares" shall mean the shares of Common Stock issuable pursuant to the terms of the Note.

            "Holder" means the Person holding the relevant Securities at the relevant time.

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            "Last Audited Date" means December 31, 2005.

            "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

            "New Common Stock" means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

            "New Investor" means the third party investor, purchaser or lender (howsoever denominated) in a New Transaction.

            "New Transaction" means the offer or sale of notes, debentures or New Common Stock by or on behalf of the Company to a New Investor in a transaction offered or consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" (1) includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction, but (2) does not include
(a) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof, (b) the issuance of Common Stock pursuant to an Employee Stock Option Plan (an "ESOP") of the Company, such ESOP having been properly approved by the shareholders of the Company, (c) the issuance of Common Stock to employees, directors or consultants of the Company, (d) the issuance of Common Stock upon the exercise of any options or warrants referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof (other than the Company may extend the expiration date thereof), or (e) the issuance of shares to a Strategic Partner.

            "New Transaction Funds" shall mean all amounts received in respect of any New Transaction.

            "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

            "Principal Trading Market" means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the "pink sheets."

            "Purchased Securities" means the Note and the Warrant.

            "Registration Rights Provisions" means the registration rights contemplated by the terms of this Agreement, including, but not necessarily limited to, Section 4(h) hereof, and of the other Transaction Agreements.

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            "Registration Statement" means an effective registration statement covering the Registrable Securities.

            "Securities" means the Note, the Warrant and the Shares.

            "Shares" means the shares of Common Stock representing any of the Warrant Shares.

            "State of Incorporation" means Delaware.

            "Strategic Partner" means a third party, whether or not currently affiliated with the Company, hereof, which party (i) is engaged in a business which is the business in which the Company or one of its subsidiaries is engaged or a similar or related business, and (ii) either (a) subsequently purchases equity securities of the Company (or securities convertible into equity securities of the Company), or (b) enters into an agreement for one or more of the following: the licensing by the Company or one of its subsidiaries of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company or one of its subsidiaries, or any other coordination OF all or a portion of their respective business activities or operations by the Company or one of its subsidiaries and such third party.

            "Trading Day" means any day during which the Principal Trading Market shall be open for business.

            "Transfer Agent" means, at any time, the transfer agent for the Common Stock.

            "Transaction Agreements" means this Bridge Loan Agreement, the Note, and the Warrant, and includes all ancillary documents referred to in those agreements.

            "Warrant" means the warrant issued to the Buyer as contemplated by
Section 4 of this Agreement.

            "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrant.

            C. FORM OF PAYMENT; DELIVERY OF CERTIFICATES. On the Closing Date, the Buyer shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Company no later than the date prior to the Closing Date and the Company shall deliver the Certificates, each duly executed on behalf of the Company and issued in the name of the Buyer, to the Buyer.

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            D.    METHOD OF PAYMENT. Payment of the Purchase Price shall be made by wire transfer of funds to an account identified by the Company to the Buyer.

            2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

            The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

            Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

            The Buyer is (1) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

            All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

            The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

            The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer, including those set forth on in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX VI hereto (the documents listed on such Annex VI, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex VI, collectively, the "Company's SEC Documents").

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            The Buyer understands that its investment in the Securities involves a high degree of risk.

            The Buyer hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of its attorneys or agents, except as specifically set forth herein.

            The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

            This Agreement and the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

            3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that, except as otherwise provided in the Company's SEC Documents (which qualifies all such representations and warranties):

            A. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Note, the Warrant or the Shares. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

            B. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

            C.    AUTHORIZED SHARES.

      (i) The authorized capital stock of the Company consists of (x) 800,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately ______________________ are outstanding as of ______________________, and (y) 1,000,000 shares of Preferred Stock, $0.001 par value, of which _______________ are outstanding as of the date hereof

      (ii) There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.

      (iii) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. On the Certificate of Incorporation Amendment Filing Date the Company will have sufficient authorized and unissued shares of Common Stock as would be necessary to effect the issuance of the Shares upon the exercise of the Warrant.

      (iv) On the Certificate of Incorporation Amendment Filing Date the Shares will be duly authorized by all necessary corporate action on the part of the Company, and, when issued upon exercise of the Warrant, in accordance with its terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

            D. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Note, the Warrant and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

            E. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Note, the Warrant and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

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            F.    APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except approval by the shareholders of the Company holding a majority of the outstanding shares of Common Stock on the relevant record date of the Certificate of Incorporation Amendment and such authorizations, approvals and consents that have been obtained.

            G. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

            H. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect. Since the Last Audited Date, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

            I. FULL DISCLOSURE. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

            J. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

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            K.    ABSENCE OF EVENTS OF DEFAULT. Except AS set forth in Section
3(e) hereof, (i) neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect. The Company has obligations coming due within the next thirty (30) days in the sum of $___________.

            L. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. TO the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

      (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

      (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

      (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

            (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

            (ii)  engaging in any type of business practice; or

            (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

      (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

      (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

            M. NO UNDISCLOSED LIABILITIES OR EVENTS. To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except for the Certificate of Incorporation Amendment, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would
(x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

            N. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since June 1, 2005, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities AS contemplated hereby.

            O. DILUTION. The number of shares issuable upon exercise of the Warrant may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor such obligations, including honoring every Notice of Exercise (as contemplated by the Warrant), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from DOING so.

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            P.    FEES TO BROKERS, FINDERS AND OTHERS. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of the Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

            Q. CONFIRMATION. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Buyer for a period of eighteen (18) months from the Closing Date. The Company agrees that, if any events occur or circumstances exist prior to the Closing Date or the release of the Purchase Price to the Company which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer (directly or through its counsel, if any) in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

            4.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

            A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Provisions or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Provisions) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

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            B.    RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Provisions and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES -ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            C. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

            D. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the Warrant has been exercised in full or has expired.

            E. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees (i) first, as provided in ANNEX VII attached hereto, and (ii) then, for general corporate purposes.

            F. WARRANT. The Company agrees to issue to the Buyer on the Closing Date a transferable warrant (the "Warrant") for the purchase of 5,714,286 shares of Common Stock. The exercise price of the Warrant will be equal to $.07, subject to adjustment as provided in the Warrant and herein. The Warrant shall be exercisable initially on the Commencement Date specified in the Warrant and shall expire on the last day of the calendar month in which the fifth anniversary of the Closing Date occurs. Except as specified above, each Warrant shall generally be in the form annexed hereto as ANNEX IV, and shall have the benefit of the Registration Rights provisions set forth in Section 4
(h) hereof.

            G.    INTENTIONALLY DELETED

            H.    PIGGY-BACK RIGHTS; RULE 144.

            (i) The Holder shall have piggy-back registration rights with respect to the Warrant Shares subject to the conditions set forth below. If the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-8 or on Form S-4) filed after the date hereof, the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) Trading Days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Registrable Securities in such registration statement. If the Holder exercises such election, the Registrable Securities so designated shall be included in the registration statement (without any holdbacks) at no cost or expense to the Holder (other than any commissions, if any, relating to the sale of Holder's shares). The Holder's rights under this Section 4(h)(i) shall expire at such time as such Holder can sell all of such Holder's remaining Registrable Securities under Rule 144 (as defined below) without volume or other restrictions or limit.

            (ii)  The Company shall prepare and file with the SEC within five
(5) business days of the Certificate of Incorporation Amendment Filing Date, a Registration Statement registering for resale by the Holder a sufficient number of shares of Common Stock for the Holder to sell any Registrable Securities not previously registered, but in no event less than the number of shares equal to the sum of (x) one hundred fifty percent (150%) of the number of shares into which the Note would be convertible at the time of filing of such Registration Statement (assuming for such purposes that this Note had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with its terms, whether or not such issuance, eligibility, accrual of interest or conversion had in fact occurred as of such date) and (y) one hundred percent (100%) of the number of Warrant Shares which would be issuable on exercise of the Warrants (assuming for such purposes that all Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date). Unless otherwise specifically agreed to in writing in advance by the Holder, the Registration Statement shall state that, in accordance with Rule 416 and 457 under the 1933 Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note or exercise of the Warrants to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the "Initial Required Effective Date") which is no later than the earlier of (Y) five (5) days after oral or written notice by the SEC that it may be declared effective or (Z) seventy-five (75) days following the Certificate of Incorporation Amendment Filing Date.

            (iii) If at any time (an "Increased Registered Shares Date") after a Registration Statement has been filed with the SEC, the number of shares of Common Stock represented by the Registrable Shares, issued or to be issued as contemplated by this Agreement, exceeds the aggregate number of shares of Common Stock then registered or sought to be registered in a Registration Statement which has not yet been declared effective, the Company shall either

      (X) amend the relevant Registration Statement filed by the Company pursuant to the preceding provisions of this Section 4(h), if such Registration Statement has not been declared effective by the SEC at that time, to register, in the aggregate, at least the number of shares (the "Increased Shares Amount") equal to (A) the number of shares theretofore issued on conversion of the Notes (including any interest paid on conversion by the issuance of Conversion Shares) , plus (B) the number of shares theretofore issued on exercise of the Warrants, plus (C) the sum of:

            (I) the number of shares into which the unconverted Note and all interest thereon through the Maturity Date would be convertible at the date of such filing (assuming for such purposes that this Note had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with its terms, whether or not such issuance eligibility, accrual of interest, or conversion had in fact occurred as of such date), and

            (II) the number of Warrant Shares which would be issuable on exercise of the unexercised Warrants (assuming for such purposes that all such Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date), or

      (Y) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement (an "Additional Registration Statement") to register the number of shares equal to the excess of the Increased Shares Amount over the aggregate number of shares of Common Stock already registered.

The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (each, an "Increased Required Effective Date") which is no later than (q) with respect to a Registration Statement under clause (X) of this subparagraph (ii), the Initial Required Effective Date and (r) with respect to an Additional Registration Statement, the earlier of (I) five (5) days after notice by the SEC that it may be declared effective or (II) forty-five (45) days after the Increased Registered Shares Date.

            (iv) With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration (collectively, "Rule 144"), the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

            (c) furnish to the Holder so long AS such party owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration;

            (d) at the request of any Holder then holding Registrable Securities, give the Transfer Agent instructions (supported by an opinion of Company counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent's receipt from such Holder of

      (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Holder's holding period (as determined in accordance with the provisions of Rule 144) for the Shares which the Holder proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

      (ii) an opinion of counsel acceptable to the Company (for which purposes it is agreed that Krieger & Prager LLP shall be deemed acceptable if not given by Company counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the relevant Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Buyer). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

            (v) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the registration statement, the Company notifies the Holder in writing that the effectiveness of the Registration Statement is suspended for any reason, whether due to the existence of a Potential Material Event (as defined below) or otherwise, the Holder shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, HOWEVER, that the Company may not so suspend such right other than during a Permitted Suspension Period. The term "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information. The term "Permitted Suspension Period" means up to two suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than ten (10) business days (and forty five (45) days in the case of the requirement to file a post-effective amendment in connection with the filing with the SEC of the Company's audited financial statements in its annual report) or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period).

            I. AVAILABLE SHARES. After the Certificate of Incorporation Amendment Filing Date, the Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to one hundred percent (100%) of the number of shares which would be issuable upon exercise of the outstanding Warrants held by all Holders (in each case, whether such Warrant were originally issued to the Holder, the Buyer or to any other party). For the purposes of such calculations, the Company should assume that the Warrant were then exercisable without regard to any restrictions which might limit any Holder's right to exercise the Warrant held by any Holder.

            J. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the Buyer drafts of the applicable text of the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two
(2) Trading Days before such filing will be made) will not include in such filing any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC as well as any descriptive text accompanying or part of such filing which is accurate and reasonably determined by the Company's counsel to be legally required. Notwithstanding, but subject to, the foregoing provisions of this Section 4(i), the Company will, after the Closing Date, promptly file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements.

            K. STOCKHOLDERS MEETING. The Company, acting through its Board of Directors and in accordance with applicable law and the Certificate of Incorporation and the Bylaws of the Company, shall at its expense, duly call, give notice of, convene and hold a special meeting of its stockholders within 60 business days following the date of the Agreement. The Company shall, at its expense, secure the services of a proxy solicitation firm in connection with such special meeting.

            5.    TRANSFER AGENT INSTRUCTIONS.

            The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon exercise of the Warrant or conversion of the Note, if applicable, in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in
Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection with each exercise of the Warrant or conversion of the Note , if applicable,. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company THAT registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Warrant Shares and shares issuable upon conversion of the Note, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

            Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise the Warrant in the manner contemplated by the Warrant.

            (i) The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Warrant) could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon exercise in accordance with the following schedule (where "No. Business Days Late" refers to the number of Trading Days which is beyond two (2) Trading Days after the Delivery Date):(2)

                                           Late Payment For Each $10,000
                                            of Exercise Price of Warrant
        No. Business Days Late                    Being Exercised
        ---------------------------------------------------------

                        1                              $100
                        2                              $200
                        3                              $300
                        4                              $400
                        5                              $500
                        6                              $600
                        7                              $700
                        8                              $800
                        9                              $900
                        10                             $1,000
                        >10 $1,000 + $200 for each Business Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Buyer's exclusive remedy (other than the following provisions of this Section 5(c)) for such delay. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the tenth Trading Day after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Exercise by delivering a notice to such effect to the Company, whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Exercise; provided, however, that an amount equal to any payments contemplated by this Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Exercising Holder notwithstanding such revocation.

            (ii) If, by the close of business on the fifth Trading Day after the Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon exercise of the Warrant and after such fifth Trading Day, the Holder of the Warrant being exercised (an "Exercising Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Exercising Holder (the "Sold Shares"), which delivery such Exercising Holder anticipated to make using the Shares to be issued upon such exercise (a "Buy-In"), the Exercising Holder shall have the right, in addition to and not in lieu of all other amounts contemplated in other provisions of the


--------------------------
2    Example: Notice of Exercise is delivered on Monday, July 10, 2006. The
Delivery Date would be Thursday, July 13 (the third Trading Day after such delivery). If the certificate is delivered by Monday, July 17 (2 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on July 18, that is 1 "Business Day Late" in the table below; if delivered on July 25, that is 6 "Business Days Late" in the table.

Transaction Agreements, including, but not limited to, the provisions of the immediately preceding Section 5(c)(i)), the Buy-in Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Exercising Holder's total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Exercising Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Exercising Holder in immediately available funds immediately upon demand by the Exercising Holder. By way of illustration and not in limitation of the foregoing, if the Exercising Holder purchases shares of Common Stock having A total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Exercising Holder will be $1,000.

            The provisions of this paragraph apply on or after the effective date of the Registration Statement. After such effective date, if the Holder provides reasonable evidence to the Company and the Transfer Agent that the Holder has sold Shares pursuant to the Registration Statement the Company will issue such Shares without legend and without transfer restrictions on the books of the Transfer Agent, and, at the request of the Holder, will use it best efforts to have previously issued certificates representing such Shares re-issued without legend and without transfer restrictions on the books of the Transfer Agent. In lieu of delivering physical certificates representing the Common Stock issuable upon exercise of a Warrant or at the request of the Holder with respect to any Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon exercise of the Warrant or in replacement of any Shares previously issued by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. In connection therewith, it will be the Holder's obligation to obtain formal requirements, such as medallion guaranty, if necessary.

            The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Registrable Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder's designee or to a transferee as contemplated by an effective Registration Statement.

            The Holder of the Warrant shall be entitled to exercise its exercise privilege with respect to the Warrant notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the exercise of the Warrant. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U. S.C. ss.362.

            The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder's representatives upon the request of the Holder or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Exercise, or
(ii) the aggregate number of outstanding shares of Common Stock of all shareholders (as a group, and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

            6.    CLOSING DATE.

            A. The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

            The closing of the Transactions shall occur on the Closing Date at the offices of the Company and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

            7.    CONDITIONS TO TILE COMPANY'S OBLIGATION TO SELL.

            The Buyer understands that the Company's obligation to sell the Note and the Warrant to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

            The execution and delivery of this Agreement by the Buyer;

            Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

            The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

            There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

            8.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

            The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

            Delivery by the Company to the Buyer of the Certificates in accordance with this Agreement;

            The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

            On the Closing Date, all required SEC periodic filings shall have been filed, and the designation "E" on the Company symbol as traded on the OTC shall have been removed;

            There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

            From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market.

            9.    INDEMNIFICATION AND REIMBURSEMENT.

            A.    (i)   The Company agrees to indemnify and hold harmless the
Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  (ii) The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence, illegal or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other

Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or AS a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except (i) as may be expressly and specifically provided in or contemplated by this Agreement, (ii) as a result of the breach of a Transaction Agreement by the Buyer or (iii) by reason of the Buyer's actions.

            b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

                  (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted AGAINST or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

      (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

      (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any 'Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph
      (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

      (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph
      (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  (ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that 'if the dispute is not resolved within thirty (30) days after the Indemnity Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

            The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

            10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

            11.   GOVERNING LAW: MISCELLANEOUS.

            This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. NOTHING in this Section shall affect or limit any right to serve process in any other manner permitted by law.

            The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Agreements were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the other Transaction Agreements and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            This Agreement shall inure to the benefit of an be binding upon the successors and assigns of each of the parties hereto.

            All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

            This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

            The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

            This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

            12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

            (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

            (b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

            (c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:          211 Madison Avenue, #28B
                  New York, New York 10016
                  Attn: Allan Klepfisz
                  Telephone No.: (212) 532-2736
                  Telecopier No.: (212) 532-2904

BUYER: At the address set forth on the signature page of this Agreement.

            12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. THE Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, with respect to the Purchase Price specified below, this Agreement has been duly executed by the Buyer and the Company as of the date set first above written.

PURCHASE PRICE:                                         $125,000.00
                                                        -----------


                                        BUYER:
                                        ------

                                        GROSS FOUNDATION

Address                                 Printed Name of Buyer

1660 49th Street
Brooklyn, New York 11204



                                        By:_____________________________________
Telecopier No.______________________       (Signature of Authorized Person)

                                        ________________________________________
____________________________________    Printed Name and Title
Jurisdiction of Incorporation
or Organization

                                        COMPANY
                                        -------
BRILLIANT TECHNOLOGIES CORPORATION

By: /s/ Allan Klepfisz
   _________________________________
   (Signature of Authorized Person)


Allan Klepfisz, President & CEO
____________________________________
Printed Name and Title

      IN WITNESS WHEREOF, with respect to the Purchase Price specified below, this Agreement has been duly executed by the Buyer and the Company as of the date set first above written.

PURCHASE PRICE:                                         $125,000.00
                                                        -----------


                                        BUYER:
                                        ------

                                        GROSS FOUNDATION

ADDRESS                                 Printed Name of Buyer

1660 49th Street
Brooklyn, New York 11204


                                        By:_____________________________________
Telecopier No.______________________       (Signature of Authorized Person)


                                        ________________________________________
____________________________________    Printed Name and Title
Jurisdiction of Incorporation
or Organization

                                        COMPANY
                                        -------
BRILLIANT TECHNOLOGIES CORPORATION

By: /s/ Allan Klepfisz
   _________________________________
   (Signature of Authorized Person)


Allan Klepfisz, President & CEO
____________________________________
Printed Name and Title

        ANNEX I                     FORM OF NOTE

        ANNEX II                    [INTENTIONALLY OMITTED]

        ANNEX III                   [INTENTIONALLY OMITTED]

        ANNEX IV                    FORM OF WARRANT

        ANNEX V                     USE OF PROCEEDS

                                 FORM OF WARRANT

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                       BRILLIANT TECHNOLOGIES CORPORATION

                          COMMON STOCK PURCHASE WARRANT

            1. ISSUANCE. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by BRILLIANT TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), GROSS FOUNDATION, or registered assigns (the "Holder") is hereby granted the right to purchase at any time, during the period (the "Exercise Period") on or after the Commencement Date (as defined below) until 5:00 P.M., New York City time, on December __, 2011 (the "Expiration Date"), Five Million Seven Hundred Fourteen Thousand Two Hundred Eighty-Six (5,714,286) fully paid and nonassessable shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price) of $.07 per share, subject to further adjustment AS set forth herein. This Warrant is being issued pursuant to the terms of that certain Bridge Loan Agreement, dated as of October __, 2006 (the "Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was originally issued to the Holder of the Holder's predecessor in interest on October __, 2006 (the "Issue Date").

            2.    EXERCISE OF WARRANTS.

                  2.1   GENERAL.

                  (a) This Warrant is exercisable in whole or in part at any time during the Exercise Period Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed "NOTICES" in the Agreement). The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate
(i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

                  (b) The provisions of this Section 2.1(b) shall only be applicable (i) on or after the first anniversary of the Issue Date, and (ii) if, and only if, on the Exercise Date there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder (other than during a Permitted Suspension Period). If the Notice of Exercise form elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (w) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (x) the Market Price of the Common Stock as of the trading day immediately prior to the Exercise Date. For the purposes of this Warrant, the terms (y) "Current Market Value" shall mean an amount equal to the Market Price of the Common Stock as of the Trading Day immediately prior to the Exercise Date, multiplied by the number of shares of Common Stock specified in such Notice of Exercise Form, and (z) "Market Price of the Common Stock" shall mean the Closing Price (as defined below) of the Common Stock.

                  (c) If the Notice of Exercise form elects a "cash" exercise (or if the cashless exercise referred to in the immediately preceding paragraph
(b) is not available in accordance with its terms), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

                  (e) Upon the appropriate payment, if any, of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the "Warrant Share Certificates") within three (3) Trading Days (such third Trading Day, a "Delivery Date") of (i) with respect to a "cashless exercise," the Exercise Date or, (ii) with respect to a "cash" exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

                  (f) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

                  2.2 LIMITATION ON EXERCISE. Notwithstanding the provisions of this Warrant, the Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) during the forty-five (45) day period prior to the Expiration Date, or (iii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of

Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and
(2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                  2.3 CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (a) "Commencement Date" means the Certificate of Incorporation Amendment Filing Date

                  (b) "Closing Price" means the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

                  (c) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

                  (d) "Majority in Interest of the Holders" means, as of the relevant date, one or more Holders whose respective outstanding principal amounts of the Notes held by each of them, as of such date, aggregate more than fifty percent (50%) of the aggregate outstanding principal amounts of the outstanding Notes held by all Holders on that date.

            3. RESERVATION OF SHARES. The Company hereby agrees that at all times during the Exercise Period there shall be reserved for issuance upon exercise of this Warrant one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrants were exercisable in full at any time, without regard to any restrictions which might limit the Holder's right to exercise any portion of this Warrant held by the Holder.

            4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

            5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

            6.    PROTECTION AGAINST DILUTION AND OTHER ADJUSTMENTS.

                  6.1 ADJUSTMENT MECHANISM. If an adjustment of the Exercise Price is required pursuant to this Section 6 (other than pursuant to Section 6.4), the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of
(ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.(1)

                  6.2 CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock or recapitalization, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in A fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. If, for as long as this Warrant remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity (collectively, a "Sale"), and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor or transferee will agree that this Warrant may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger or consolidation by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately before such merger or consolidation, subject to adjustments which shall be as nearly equivalent as may be practicable.

                  6.3 ADJUSTMENT FOR SPIN OFF. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of

---------------------
1    Example: Assume 10,000 shares remain under Warrant at original stated
Exercise Price of US$0.07. Total exercise price (clause (y) in text) is (i) 10,000 x (ii) US$0.07, or US$700. Company effects 2:1 stock split. Exercise Price is adjusted to US$0.035. Number of shares covered by Warrant is adjusted to 20,000, because (applying clause (x) in text) (i) 20,000 x (ii) US$0.035 = US$700.

its assets in a transaction (the "Spin Off') in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

                  6.4 ADJUSTMENT FOR CERTAIN TRANSACTIONS. Reference is made to the provisions of Appendix A to this Warrant, the terms of which are incorporated herein by reference. The Exercise Price shall be adjusted as provided in the applicable provisions of said Appendix A.

            7.    TRANSFER TO COMPLY WITH THE SECURITIES ACT REGISTRATION
RIGHTS.

                  7.1 TRANSFER. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  7.2 REGISTRATION RIGHTS. Reference is made to the provisions of Section 4(h) of the Agreement, the terms of which are incorporated herein by reference.

            8. NOTICES. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

            9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder. This Warrant contains the full understanding of the Company and, by its acceptance of this Note, the Holder with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

            10. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the Company and, by its acceptance of this Note, the Holder consents to the jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of the Transaction Agreements.

            11. JURY TRIAL WAIVER. The Company and, by its acceptance of this Note, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of them against the other in respect of any matter arising out or in connection with this Warrant.

            12. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

            13. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 15th day of December, 2006.


                                        BRILLIANT TECHNOLOGIES CORPORATION


                                        By: /s/ Allan Klepfisz
                                           _____________________________________

                                        Allan Klepfisz
                                        ________________________________________
                                        (Print Name)

                                        President & CEO
                                        ________________________________________
                                        (Title)

                                   APPENDIX A
                                       TO
                          COMMON STOCK PURCHASE WARRANT
                                       OF
                       BRILLIANT TECHNOLOGIES CORPORATION


1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement or in the Warrant.

2.    (a)   The term "Lower Price Transaction" means a New Transaction offered or consummated during the New Transaction Period (as defined below), where the lowest fixed exercise price (but not including any such exercise price based on a percentage of the market price of the Common Stock) of any New Transaction Warrants (as defined below) is, or by its terms or by an existing understanding of the Company and the New Investor, could subsequently be adjusted or revised to be, lower than the then effective Exercise Price of the Warrants (such Exercise Price, in each case, subject to adjustment in the same manner as the initial Exercise Price of the Warrant is adjusted, other than as a result of the application of this Appendix A) (and, if no minimum exercise price is set, it shall be assumed that such minimum exercise price is $.01).

      (b) The term "New Transaction Warrants" means any warrant, option or other right (howsoever denominated) issued to the New Investor in the New Transaction to purchase shares of Common Stock.

      (c) The term "New Transaction Period" means the period commencing on the Issue Date and continuing until the earlier of (i) the Expiration Date or (ii) the date on which this Warrant has been fully exercised.

3. The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then the Exercise Price on the unexercised portion of this Warrant shall be adjusted to equal the lowest Exercise Price applicable to the Lower Price Transaction.

                          NOTICE OF EXERCISE OF WARRANT


TO:     Brilliant Technologies Corporation              VIA TELECOPIER TO:
        211 Madison Avenue                              (212) 532-2904
        New York, New York
        Attn: President

      The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate, dated as of _____________, 20__, to purchase _________ shares of the Common Stock, $0.001 par value ("Common Stock"), of BRILLIANT TECHNOLOGIES CORPORATION and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

__    CASH: $__________________ = (Exercise Price x Exercise Shares)

           Payment is being made by:

                        ____    enclosed check

                        ____    wire transfer

                        ____    other

__    CASHLESS EXERCISE [if available pursuant to Section 2.1(b)]:

           Net number of Warrant Shares to be issued to Holder:  ________*

           * based on: Current Market Value - (Exercise Price x Exercise Shares)
                       ---------------------------------------------------------
                                       Market Price of Common Stock
           where:
           Market Price of Common Stock ["MP"]            =    $________________
           Current Market Value [MP x Exercise Shares]    =    $________________

      It is the intention of the Holder to comply with the provisions of Section
2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believes this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

      As contemplated by the Warrant and the Bridge Loan Agreement, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

      If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

      The certificates representing the Warrant Shares should be transmitted by the Company to the Holder via express courier, or

                by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

                ________________________________

                ________________________________

                ________________________________



Dated:_________________________


_______________________________
[Name of Holder]

                                        By:_____________________________________

                          NOTICE OF EXERCISE OF WARRANT
                               WORKSHEET SCHEDULE


1.   Current Common Stock holdings of Holder and Affiliates       _____________
2.   Shares to be issued on current exercise                      _____________
3.   Other shares to be issued on other current exercise(s)
       and other current conversion(s)(2)                         _____________
4.   Other shares eligible to be acquired within next 60
       days without restriction                                   _____________
5.   Total [sum of Lines 1 through 4]                             _____________
6.   Outstanding shares of Common Stock(3)                        _____________
7.   Adjustments to Outstanding
     a.  Shares known to Holder as previously issued to
           Holder or others but not included in Line 6            _____________
     b.  Shares to be issued per Line(s) 2 and 3                  _____________
     c.  Total Adjustments [Lines 7a and 7b]                      _____________
8.   Total Adjusted Outstanding [Lines 6 plus 7c]                 _____________
9.   Holder's Percentage [Line 5 divided by Line 8]
       [Note: Line 9 not to be above 4.99%]                       _____________&




--------------------------
2    Includes shares issuable on conversion of convertible securities (including assumed payment, if relevant, of interest or dividends) or exercise of other rights, including other warrants or options
3    Based on latest SEC filing by Company or information provided by executive officer of Company, counsel to Company or transfer agent

                                  FORM OF NOTE

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No.   06-10-02                                                  US $128,750
      --------                                                     --------

                       BRILLIANT TECHNOLOGIES CORPORATION

                       PROMISSORY NON DUE JANUARY 15, 2007


      FOR VALUE RECEIVED, BRILLIANT TECHNOLOGIES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), promises to pay to GROSS FOUNDATION, the registered holder hereof (the "Holder"), the principal sum of One Hundred Twenty Eight Thousand Seven Hundred and Fifty 00/100 Dollars (US $128,750.00 on the Maturity Date (as defined below).

      TIME IS OF THE ESSENCE WITH RESPECT TO THE COMPANY'S FULFILLMENT OF ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER. The Holder shall not be required to give the Company any notice of default of payment if any such payment is not timely paid or otherwise satisfied. All provisions of this Note which apply in the event of the Company's not timely fulfilling any of its payment obligations hereunder shall apply whether or not such notice of default is given. The Holder's giving of any notice to the Company shall not be deemed a waiver, modification or amendment of this provision with respect to the failure referred to in that notice or to any other failure by the Company timely to make any other payment due hereunder.

      This Note or its predecessor was originally issued on December 15, 2006 (the "Issue Date").

      This Note is being issued pursuant to the terms of the Bridge Loan Agreement, dated as of December 15, 2006 (the "Bridge Loan Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Bridge Loan Agreement.

      This Note is subject to the following additional provisions:

      1. The Note will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Note of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

      2. No interest will accrue on this Note until the Maturity Date. If any portion of this Note is outstanding on the Maturity Date, interest at the rate of fourteen percent (14%) per annum or the highest rate allowed by law, whichever is lower, shall accrue on the outstanding principal of this Note from the Maturity Date to and including the date of payment by the Company. Such interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Note, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter.

      3. The Company shall be entitled to withhold from all payments of principal of, and, if applicable, interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

      4. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      5.    (a)   The term "Maturity Date" means the earlier of (a) JANUARY 2006
(the "Stated Maturity Date")_ or. (b).-tne... second Trading Day on which New Tr nsaction Funds in the aggregate amount of SPf:mpplog ("New Transaction Threshold") have been received by the Company (as defined in the Bridge Loan Agreement) occurs.

            (b)   (i) Additionally, if an Event of Default occurs pursuant to
Section 13(a)(i), (iii) - (x) hereof and continues for a period of 5 days after notice from the Holder to the Company of such Event of Default, the Holder of this Note will be entitled, at its option, from and after the Certificate of Incorporation Amendment Filing Date to convert at any time the principal amount of this Note, provided that the principal amount is at least US$10,000 (unless if at the time of such election to convert the aggregate principal amount of all Notes registered to the Holder is less than Ten Thousand Dollars (US$10,000), then the whole amount thereof), and accrued interest, into shares of Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lesser of (i) $0.07 and (ii) 75% of the Market Price on the Conversion Date (as defined below), as such price may be adjusted as provided herein (the "Variable Conversion Rate"). For purposes of this section, the Market Price shall be the average of the lowest five (5) days closing bid prices (not necessarily consecutive) of the Common Stock for the thirty (30) Trading Days immediately preceding the Conversion Date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price shall be the closing prices on the exchange on such dates, as reported in the Wall Street Journal.

            (ii)  Conversion of this Note, if applicable in accordance with
Section 5(b)(i), shall be effectuated by faxing a Notice of Conversion (as defined below) to the Company as provided in this Section 5(b)(ii). The Notice of Conversion shall be executed by the Holder of this Note and shall evidence such Holder's intention to convert this Note in the form annexed hereto as Exhibit A. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares of Common Stock issuable SHALL be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") SHALL be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on such specified date, and the Holder shall deliver to the Company the original Note being converted no later than five (5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 212-532-2904; Attn: Allan Klepfisz. Certificates representing Common Stock upon conversion will be delivered to the Holder at the address specified in the Notice of Conversion, via express courier, by electronic transfer or otherwise, within three (3) business days after the Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 5(b)(ii) on the Conversion Date.

      6.    (a)   Any payment made on account of this Note shall be applied in the following order of priority: (i) first, to any amounts due hereunder other than principal and accrued interest, (ii) then, to accrued interest, if any, through and including the date of payment, and (iii) then, to principal of this Note.

            (b) Subject to the provisions of Section 6(a) hereof, this Note may be prepaid in whole or in part at the option of the Company at any time prior to the Maturity Date.

      7. All payments contemplated hereby are to be made "in cash" and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase "date of payment" means the date good funds are received in the account designated by the notice which is then currently effective.

      8. Subject to the terms of the Bridge Loan Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and, if applicable, interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is direct obligations of the Company.

      9. No recourse shall be had for the payment of the principal of, or, if applicable, the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      10.   The Holder of the Note, by its acceptance hereof, agrees that this
Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

      11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Bridge Loan Agreement, the terms of which are incorporated herein by reference.

      12.   (a)   This Note shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the Company and by ITS acceptance of this Note, the Holder consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

            (b) The Company and the Holder, by the acceptance of this Note, hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of them hereto against the other in respect of any matter arising out of or in connection with this Note.

      13.   (a)   The following shall constitute an "Event of Default":

            i. The Company shall default in the timely payment of principal on this Note or any other amount due hereunder (without the requirement of any further notice with respect thereto from the Holder); or

            ii. Any of the representations or warranties made by the Company herein, in the Bridge Loan Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

            iii. The Company SHALL fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note in this series and such failure shall continue uncured for a period of thirty (30) days after the Company's receipt of written notice thereof from the Holder; or

            iv. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure shall continue uncured for a period of thirty (30) days after the Company's receipt of written notice thereof from the Holder; or

            v. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

            vi. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                  (60) days after such appointment; or

            vii. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency SHALL assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed WITHIN sixty (60) days thereafter; or

            viii. Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty
                  (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

            ix. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding, or

            x. The Company shall fail to perform or observe, in any material respect, the terms and provisions of Section 4 (k) of the Bridge Loan Agreement and such failure shall continue uncured for a period of five (5) days after the Company's receipt of written notice thereof from the Holder.

            (b) If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

      14. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note_ If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

      15.   (a)   This Note has not been registered under the Act, and has been issued to the Holder for investment and not with a view to distribution. Neither this Note nor any of the Conversion Shares or any other security issued or issuable upon conversion of this Note may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Conversion Shares and any other security issued or issuable upon conversion of this Note shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

            (b) Reference is made to the provisions of Section 4(h) of the Bridge Loan Agreement, the terms of which are incorporated herein by reference.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: December 15th, 2006


                                    BRILLIANT TECHNOLOGIES CORPORATION


                                    By: Allan Klepfisz
                                       ________________________________

                                    /s/ Allan Klepfisz
                                    ___________________________________
                                    (Print Name)

                                    President & CEO
                                    ___________________________________
                                    (Title)

                                    EXHIBIT A


                              NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Note)



      The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the above Note into shares of Common Stock of BRILLIANT TECHNOLOGIES CORPORATION (the "Company") according to the conditions hereof, as of the date written below.


Date of Conversion* _______________________________________

Accrued Interest $_________________________________________

Applicable Conversion Price _______________________________


Signature__________________________________________________
                             [Name}

Address:___________________________________________________
        ___________________________________________________